UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — December 2, 2009
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
713-646-4100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.
     Representatives of Plains All American Pipeline, L.P. (“PAA”) intend to make a presentation at the JPMorgan SMid Cap Conference to be held in New York City, New York on December 3, 2009. Such presentation will give an overview of PAA, including a review of PAA’s business model, capital projects, financial and strategic positioning and related matters. On the morning of December 3rd, the prepared presentation materials will be made available for viewing on PAA’s website at www.PAALP.com. PAA does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports. The presentation will also be webcast live beginning at approximately 12:45 p.m. Eastern Time and will be available through December 25th at the following weblink: http://metameetings.com/webcasts/jpmorgan/smidcap09/directlink?ticker=PAA.
     Representatives of PAA intend to make a presentation at the Wells Fargo Securities 2009 MLP Pipeline, E&P, Energy Services & Utilities Symposiums to be held in New York City, New York on December 8, 2009. Such presentation will give an overview of PAA, including a review of PAA’s business model, capital projects, financial and strategic positioning and related matters. On the morning of December 8th, the prepared presentation materials will be made available for viewing on PAA’s website at www.PAALP.com. PAA does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports. The presentation will also be webcast live beginning at approximately 1:35 p.m. Eastern time and will be available through December 25th at the following weblink: http://www.wsw.com/webcast/wa57/paa/.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: December 2, 2009	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore

Name: Tim Moore
Title: Vice President

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